AMENDMENT TO ESCROW AGREEMENT
                          -----------------------------


     Amendment ("this Amendment") dated as of October 29, 1993 to that certain Escrow Agreement (the "Escrow Agreement") dated February 6, 1990, by and between The Promus Companies Incorporated (the "Company"), the subsidiaries of the Company listed on the execution page of this Amendment, and NationsBank, formerly Sovran Bank (the "Escrow Agent").

     WHEREAS, the parties desire to amend the Escrow Agreement to allow the Company's Chief Executive Officer and Chief Financial Officer jointly, to direct the Escrow Agent to borrow funds from any insurance policies in the Escrow Fund and to use such funds to purchase other life insurance policies, as may be jointly directed by the Company's Chief Executive Officer and Chief Financial Officer;

     NOW THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follow:

     1.  The following paragraph is hereby added at the end of Section 2.02(b).

     "Notwithstanding anything herein to the contrary, the Company's Chief Executive Officer and Chief Financial Officer, jointly, shall have authority to direct the Escrow Agent in writing, from time to time, to borrow from any Life Insurance Policies in the Escrow Fund and use the funds received from such borrowing to purchase other life insurance policies, including variable insurance or annuity contracts, as may be directed in writing by the Company's Chief Executive Officer and Chief Financial Officer, jointly, which other insurance policies shall be assets of the Escrow Fund subject to the terms and provisions of the Escrow Agreement, as amended. The Escrow Agent shall act only as an administrative agent in carrying out directed investment transactions in accordance with this paragraph and shall not be responsible for the investment decision. If a directed investment transaction violates any duty to diversify, to maintain liquidity or to meet any other investment standard or other requirement under this Escrow Agreement or applicable law, the entire responsibility shall rest upon the Company. The Escrow Agent shall be fully protected in acting upon or complying with any restrictions or directions provided in accordance with this paragraph."

     2. The parties understand that Holiday Inns, Inc. is no longer a Subsidiary of the Company, no employees of Holiday Inns, Inc. are Participants, and Holiday Inns, Inc. is no longer a party hereto and has no rights or obligations under the Escrow Agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


THE PROMUS COMPANIES                    NATIONSBANK (Formerly
INCORPORATED                            Sovran Bank)



BY:  /s/ William S. McCalmont           BY:  /s/ John H. Pylant
     --------------------------              -----------------------
TITLE:  VP & Treasurer                  TITLE:  VP
        -----------------------                 --------------------



HARRAH'S



BY:  /s/ John M. Boushy
     --------------------------
TITLE:  SVP-IT & Corp. Mktg.
        -----------------------



EMBASSY SUITES, INC.



BY:  /s/ William S. McCalmont
     --------------------------
TITLE:  VP & Treasurer
        -----------------------



HAMPTON INNS, INC.



BY:  /s/ William S. McCalmont
     --------------------------
TITLE:  VP & Treasurer
        -----------------------